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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C. 20549



                                    FORM 8-K



                  CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  December 14, 2001

                                ____________________




                              GLOBAL INDUSTRIES, LTD.
             (Exact name of registrant as specified in its charter)

                Louisiana               2-56600                 72-1212563
      (State or other jurisdiction   (Commission File       (I.R.S. Employer
   of incorporation or organization)      Number)          Identification No.)



            8000 Global Drive                                   70665
       P.O. Box 442, Sulphur, LA                             70664-0442
  (Address of principal executive offices)                   (Zip code)


       Registrant's telephone number, including area code:  (337) 583-5000



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Item 9.  Regulation FD Disclosure

The Company's near term strategy is to continue and expand its efforts in the shallow and intermediate water offshore construction services. In the long-term, the Company plans to increase its deep-water capabilities and upgrade its fleet by adding technological advances and by decreasing the average age of the fleet. In 2002, the Company expects activity levels to increase in all segments. Pricing for all segments is expected to either increase or remain stable in 2002. The following sets forth the Company's estimates of certain operating and financial data for 2001 and 2002.



The Year-Ended December 31, 2001

- Vessel Utilization: Vessel utilization for 2001 for all vessels and major construction vessels is expected to be approximately 49% and 31%, respectively.

- Revenues: The Company expects revenues for 2001 to range from $400 million to $410 million.

-       Gross Profit Margins:   Margins are expected to be
        between 17% and 19% of 2001 revenues.

- Selling, General and Administrative Expense: Selling, general and administrative expenses are expected to be approximately $36 million for 2001.

-       Depreciation and Amortization: Depreciation and
        Amortization is expected to be approximately $52 million for the year.

- Interest Expense: Interest expense is estimated to be approximately $20 million, based on the current interest rate environment and an expected debt level of between $230 million and $240 million at year end.

- Tax Rate: The Company's effective tax rate is expected to be between 44% and 48% for the year.

- Diluted Shares Outstanding: Diluted shares outstanding are expected to be approximately 95 million.

- Earnings Per Share: Earnings per share are expected to be in the range of $.06 to $.08.

- Capital Expenditures: Capital expenditures are expected to be $13 to $15 million for the year.


The Year-Ended December 31, 2002

- Vessel Utilization: Vessel utilization is expected to be approximately 52% and 33% for all vessels and major construction vessels, respectively.

- Revenues: Revenues are expected to increase to between $520 million and $575 million for 2002.

-       Gross Profit Margin:     Margins are expected to improve
        in 2002 to between 18% and 21%.

- Selling, General and Administrative Expense: Selling, general and administrative expenses are expected to be approximately the same as the Company's 2001.

- Depreciation and Amortization: Depreciation and amortization is expected to be approximately $58 million for 2002. The number is inclusive of changes in accounting for Goodwill Amortization pursuant to SFAS No.
        142, which will likely result in approximately a $3 million annual reduction in amortization expense.

- Interest Expense: The Company anticipates its interest expense to be between $19 million and $20 million, based on the current interest rate environment and a decline in debt levels. Year-end debt levels are expected to be between $205 million and $215 million.

- Tax Rate: Due to the implementation of certain worldwide income tax planning initiatives expected to be implemented in early 2002, the Company expects its effective tax rate for 2002 to approximate 35%.

- Diluted Shares Outstanding: Diluted shares outstanding are expected to be approximately 95 million.

- Earnings Per Share: Earnings per share for the year are expected to be in the range of $.30 to $.40.

- Capital Expenditures: Capital expenditures for 2002 are expected to be approximately $30 million.



Backlog

The Company's backlog at November 30, 2001 was $251 million, which is enumerated by segment as follows:

	Gulf of Mexico Offshore Construction 		$ 30 million

        Gulf of Mexico Diving                           $  1 million

        West Africa                                     $ 81 million

        Latin America                                   $ 86 million

        Asia Pacific                                    $ 51 million

        Middle East                                     $  2 million
                                                       --------------

                                Total Segments          $251 million
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Approximately $56 million of this backlog is expected to be performed in 2003 and beyond.


Amendment to Credit Agreement

Effective November 30, 2001, the Company amended its credit facility.
The amendment i) reduced the requirements of the Leverage Ratio covenant for the quarters ending December 31, 2001 and March 31, 2002 and the Fixed Charge Coverage Ratio covenant for the quarter ending
December 31, 2001; ii) reduced the requirement of the Consolidated
Net Worth covenant for the quarters ending December 31, 2001 and March 31, 2002; and iii) reduced the permitted Capital Expenditures covenant to $35 million in 2002, $40 million in 2003, and $45 million in 2004. With these amendments, and based on the Company's current expectations of operations for the remainder of 2001 and the first quarter of 2002, the Company will be able to comply with these covenants.
In consideration for this amendment, the Company paid a fee of $0.5 million.


This report is being furnished in accordance with Rule 101(e)(1) under Regulation FD and shall not be deemed filed for purposes of
Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section. This report contains forward-looking information about the Company's business and prospects based on current information and expectations of the Company that involve a number of risks, uncertainties, and assumptions. Among the factors that could cause the actual results to differ materially are: industry conditions, prices of crude oil and natural gas, the location and type of work performed, the Company's ability to obtain and the timing of new projects, inclement weather and significant storms, and changes in competitive factors. Additional information concerning the risks and uncertainties associated with the Company's business are contained in its report filed with the Securities and Exchange Commission, including its annual report on form 10-K for the year ended December 31, 2000. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual outcomes could vary materially from those indicated.






                                  SIGNATURES
                                  ----------


	Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             GLOBAL INDUSTRIES, LTD.


                                             By:     /s/ TIMOTHY W. MICIOTTO

                                             -------------------------------
                                             Timothy W. Miciotto
                                             Senior Vice President/
                                             Chief Financial Officer




Dated:  December 14, 2001